Exhibit 99.4

Civil Legal Services SOA Room 730 Woodsworth Building 405 Broadway Winnipeg MB R3C 3L6	In reply, please refer to: Mary M. McGunigal Crown Counsel
Phone: (204) 945-2834 Fax: (204) 948-2244 File No: FI03A0 (240)

September 6, 2012

CIBC World Markets Corp.

HSBC Securities (USA) Inc.

National Bank Financial Inc.

Scotia Capital (USA) Inc.

As Representatives of the several Underwriters

c/o CIBC World Markets Corp.

300 Madison Avenue

5th Floor

New York, New York 10017

United States of America

Ladies and Gentlemen:

With reference to the requirements of paragraph (b) of Section 6 of the Underwriting Agreement dated August 29, 2012 (the “Underwriting Agreement”), between the Province of Manitoba (the “Province”) and CIBC World Markets Corp., HSBC Securities (USA) Inc., National Bank Financial Inc. and Scotia Capital (USA) Inc., as Representatives (the “Representatives”) of the several Underwriters (the “Underwriters”) named in Schedule II thereto, providing for the sale of U.S. $600,000,000 aggregate principal amount of 2.10% Global Debentures Series GC due September 6, 2022, of the Province (the “Debentures”) to the Underwriters, severally, I have examined the following:

(a)	The Financial Administration Act of the Province, being the legislative authority under which the issue of the Debentures is authorized and The Loan Act, 2010 (Manitoba);

(b)	A copy of the Order of the Lieutenant Governor in Council of the Province with respect to the financing, No. 290/2012, approved on the 23rd day of July, 2012;

(c)

A copy of the Registration Statement (File No. 333-177740) including any documents incorporated therein by reference (collectively, the “Registration Statement”), and all amendments thereto filed by the Province with the Securities and Exchange Commission of the United States of America, as well as the

Prospectus, dated November 10, 2011, the Preliminary Prospectus Supplement, dated August 28, 2012 (the “Preliminary Prospectus Supplement”), the Final Term Sheet, dated August 29, 2012 (the “Final Term Sheet”) (such Preliminary Prospectus Supplement and Final Term Sheet, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”), and the Prospectus Supplement dated August 29, 2012 (the “Prospectus Supplement”) constituting a part of such Registration Statement and filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended;

(d)	A copy of the Underwriting Agreement;

(e)	A copy of the Fiscal Agency Agreement;

(f)	The specimen forms of the Global Debentures; and

(g)	Such other statutes, documents, records, certificates and proceedings as I have considered necessary for the purposes of this opinion.

Based on the foregoing, in my opinion:

1.	The Debentures have been duly authorized, executed, issued and delivered in accordance with the laws of the Province of Manitoba, the Order of the Lieutenant Governor in Council of the Province applicable thereto and any laws of Canada applicable thereto and constitute valid and legally binding, direct and unconditional general obligations of the Province in accordance with their terms;

2.	The Debentures rank pari passu with all other debentures, bonds and notes constituting general obligations of the Province outstanding on September 6, 2012;

3.	All necessary action has been duly taken by or on behalf of the Province, and all necessary authorizations and approvals under the laws of the Province of Manitoba have been duly obtained, and no such authorizations or approvals under the laws of Canada are necessary, for the authorization, execution and delivery by the Province of the Underwriting Agreement, the Fiscal Agency Agreement and the Debentures and for the issuance, sale and delivery of the Debentures under the Underwriting Agreement and the Fiscal Agency Agreement;

4.	The Underwriting Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Manitoba and the Order of the Lieutenant Governor in Council of the Province applicable thereto, and there are no laws of Canada applicable thereto;

5.	There are no withholding or other income taxes or capital gains taxes payable under the laws of Canada or of the Province of Manitoba in respect of the Debentures, or the premium thereon, if any, or the interest thereon by an owner who is not, and is not deemed to be, a resident of Canada and who does not use or hold, and who is not deemed to use or hold, the Debentures in carrying on business in Canada, and no estate taxes or succession duties are presently imposed by Canada or the Province of Manitoba;

6.	I have no reason to believe that the Registration Statement, the Pricing Disclosure Package, or the Prospectus Supplement or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; my opinion with respect to Canadian taxes under the caption “Description of Securities” in the Prospectus is accurately described therein; the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and I do not know of any legal or governmental proceedings required to be described in the Registration Statement, the Pricing Disclosure Package or Prospectus Supplement which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or Prospectus Supplement, or filed as exhibits to the Registration Statement, which are not described and filed as required;

7.	The execution and delivery by the Province of the Underwriting Agreement and the Fiscal Agency Agreement, the creation, offering, issue and sale of the Debentures and the performance by the Province of its obligations under the Underwriting Agreement and the Fiscal Agency Agreement will not violate, conflict with or result in a breach of any indenture, agreement or other instrument to which the Province is a party or by which the Province is bound; and

8.	No litigation or proceedings of any nature are now pending or threatened attacking or in any way attempting to restrain or enjoin the issue and delivery of the Debentures or in any manner questioning the authority and proceedings under which the Debentures are issued, or affecting the validity thereof, or contesting the title or official capacity of the Honourable Stan Struthers to sign the Debentures as Minister of Finance of the Province under the authority of Order of the Lieutenant Governor in Council No. 290/2012, or the authority of any of the persons authorized to countersign the Debentures under the designation “Authorized Signing Officer”, and no authority or proceedings for the issuance of the said Debentures have been modified, repealed, revoked or rescinded in whole or in part.

In rendering the foregoing opinion, I have relied, with your approval, upon the opinion of Sullivan & Cromwell LLP as to matters of United States law and procedure and I do not express any opinion as to the financial or statistical data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Also in rendering the foregoing opinion, I have assumed that the Debentures being delivered today are in the form of the Global Debentures examined by me and bear the seal of the Department of Finance of the Province, the signature of the Honourable Stan Struthers, the Minister of Finance of the Province, and the countersignature of a person authorized by Order of the Lieutenant Governor in Council of the Province No. 290/2012, which facts I have not verified by inspection.

Yours very truly,

Mary M. McGunigal

Crown Counsel, Civil Legal Services

Department of Justice

Province of Manitoba

    Acting

No. 290/2012

ORDER IN COUNCIL

ORDER

1.	The Minister of Finance and each of the Designated Officers listed in paragraph 3 are authorized to raise money by way of loan on the credit of the Government of Manitoba for the purposes set out in section 53 of The Financial Administration Act, up to the maximum amount of $2,000,000,000.00 (Canadian).

2.	The total amount of money that may be raised by way of loan on the credit of the Government of Manitoba under this Order shall be the sum of the principal amounts payable on the settlement dates of the loans raised and the maturity dates of the provincial securities issued.

When money is raised by way of loan in a currency other than Canadian dollars. these amounts shall be determined by applying section 52 of The Financial Administration Act.

3.	The following persons are “Designated Officers” for the purpose of raising money by way of loan on the credit of the Government of Manitoba under this Order:

(a)	the Deputy Minister of Finance;

(b)	the Assistant Deputy Minister of Finance - Treasury Division;

(c)	the Director of Capital Markets for the Department of Finance;

(d)	the Assistant Director of Capital Markets for the Department of Finance.

4.	Provincial securities issued under the authority of this Order shall be signed by the Minister of Finance and countersigned by one of the following persons:

(a)	a Designated Officer listed in paragraph 3; or

(b)	a person authorized to act on behalf of the fiscal, issuing or paying agent appointed under a fiscal, issuing or paying agent agreement entered into by a Designated Officer for provincial securities issued under the authority of this Order.

A person who countersigns a provincial security shall be described on it as an “Authorized Signing Officer”.

5.	Money raised by loan under the authority of this Order, and the interest and any premium on it, is a direct and unconditional obligation of the Government of Manitoba. This obligation is a charge on, and is payable out of, the Consolidated Fund and ranks equally with all other loans constituting general obligations of the Government of Manitoba. The Government of Manitoba shall not prefer one obligation above another for any reason, including priority of date of issue or currency of payment.

6.	If the Government of Manitoba secures any present or future loan by a lien, pledge or other charge upon any of its present or future assets or revenues, a loan under the authority of this Order shall share in and be secured by the lien, pledge or other charge equally and rateably with the other loans. The Order or other instrument creating the lien, pledge or other charge shall expressly provide for this.

7.	The Minister of Finance and each of the Designated Officers have the authority to do all acts and things permitted under The Financial Administration Act with respect to raising money by way of loan on the credit of the Government of Manitoba under this Order.

8.	In addition to the authority granted by paragraph 7 of this Order, the Minister of Finance and each of the Designated Officers are authorized to:

(a)	appoint legal counsel or agents to act on behalf of the Government of Manitoba and provide services in respect of raising money by way of loan; and

(b)	certify in writing the amount of money that may be raised by way of loan on the credit of the Government of Manitoba. A certificate signed by the Minister of Finance or a Designated Officer is conclusive evidence of the amount that may be raised and is binding on the Government of Manitoba in respect of each loan made under the authority of this Order.

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No. 290/2012

AUTHORITY

The Financial Administration Act, C.C.S.M. c. F55, states:

Authorization of debt

49(1) No money shall be raised on the credit of the government except under the authority of this or another Act of the Legislature.

Raising money to refinance debt or for temporary purposes

49(2) The government may raise money on its credit

(a)	for the purposes stated in clauses 53(c) and (d); or

(b)	for temporary purposes.

Authority to raise money

50(1) When this or any other Act of the Legislature confers on the government the power to raise money on the credit of the government. the Lieutenant Governor in Council may by Order authorize the Minister of Finance or may designate and authorize an officer of the Department of Finance to raise money to a specified maximum amount on the credit of the government.

Manner of raising money

50(2) An Order of the Lieutenant Governor in Council under subsection (1) authorizes the Minister of Finance or designated officer to raise money by way of loan in any of the following ways:

(a)	by the issue and sale of provincial securities;

(b)	from a bank, trust company, credit union or other financial institution;

(c)	in any other manner.

Powers re raising money

50(3) When the Minister of Finance or designated officer raises money by the issue and sale of provincial securities, he or she may determine

(a)	the principal amount of the provincial securities to be issued;

(b)	the rate of interest payable and the rate of any premium or discount applicable on the provincial securities;

(c)	the currency in which the principal amount of the provincial securities and any interest or premium are payable;

(d)	the sale price of the provincial securities;

(e)	the form, denomination and dates of issue and maturity of the provincial securities; and

(f)	any other terms and conditions of the provincial securities.

Raising money in foreign currency

52 When the Minister of Finance or designated officer raises money by way of loan in a currency other than Canadian dollars,

(a)	the balance remaining of the authority to raise money granted by an Order of the Lieutenant Governor in Council under subsection 50(1) shall be calculated by converting the amount of that currency into Canadian dollars using the Bank of Canada Canadian dollar noon spot exchange rate on the third business day immediately preceding the day on which the Minister of Finance or designated officer finalizes the terms and conditions applying to the loan (referred to in this subsection as the “valuation date”);

(b)	the amount of authority under this or any other Act of the Legislature to raise money shall be abated by

(i)	if the amount of the loan raised in the currency is converted to Canadian dollars, the amount of the Canadian dollars, and

(ii)	if the amount of the loan raised in the currency is not converted to Canadian dollars, the amount that is obtained when the amount of the loan in the currency is converted at the Bank of Canada Canadian dollar noon spot exchange rate for that currency on the settlement date for the loan; and

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No. 290/2012

(c)	if, as a result of the fluctuation in value of the currency from the valuation date to the date of conversion or settlement as set out in subclause (b)(ii), the amount abated under clause (b) together with the amount of any other money raised under any Act of the Legislature exceeds the aggregate of the amounts authorized under this and any other Act of the Legislature, the excess shall be applied in repayment of any debt of the government and shall be reported in the public accounts.

Purposes of money raised under section 50

53 Money raised under section 50 shall be raised for one or more of the following purposes:

(a)	funding the Consolidated Fund when the Minister of Finance determines that it is insufficient to meet the disbursements lawfully authorized to be made from it;

(b)	funding advances and loans authorized under this or any other Act of the Legislature;

(c)	redeeming or repaying provincial securities;

(d)	redeeming or repaying securities the repayment of which has been guaranteed by the government.

Execution of provincial securities

54(1) Subject to subsection (2), provincial securities shall be

(a)	signed by the Minister of Finance; and

(b)	countersigned by an officer of the Department of Finance or another person designated by the Lieutenant Governor in Council for the purpose of this section.

Reproduced signature

55 The signature of a person required to execute provincial securities that is engraved, lithographed, printed or electronically or otherwise reproduced is for all purposes the signature of that person and is binding on the government notwithstanding that the person whose signature is reproduced may not have held office at the date of the provincial securities or at the date they are delivered.

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